Exhibit 28 (j)(1) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm" in each Statement of Additional Information, each dated September 30, 2023, and each included in this Post-Effective Amendment No. 257 to the Registration Statement (Form N-1A, File No. 033-31602) of Federated Hermes Money Market Obligations Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated September 25, 2023, with respect to the financial statements and financial highlights of Federated Hermes Capital Reserves Fund, Federated Hermes Government Reserves Fund, Federated Hermes Institutional Money Market Management and Federated Hermes Trust for U.S. Treasury Obligations (four of the portfolios constituting Federated Hermes Money Market Obligations Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended July 31, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

September 25, 2023